UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2021, the Board of Directors (the “Board”) of Vaxart, Inc. (the “Company”) appointed Julie M. Cherrington, Ph.D., to serve on our Board until her successor is elected and qualified, or sooner in the event of her death, resignation, or removal. Our Board has determined that Dr. Cherrington meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Dr. Cherrington was also appointed as a member of the Audit Committee of the Board (the “Audit Committee”).

Dr. Cherrington, 63, has served since September 2020 as the Chief Executive Officer of QUE Oncology (“QUE”), a clinical stage company developing novel non-hormonal treatments for vasomotor symptoms in postmenopausal women and cancer patients receiving hormone therapy. Dr. Cherrington is a member of the Scientific Advisory Board of the Clearity Foundation and is an advisor in entrepreneurship initiatives at the California Life Sciences Institute, University of California, San Francisco, University of California, Davis, and Equalize 2020 and 2021. Currently, she serves on the boards of directors of KisoJi Biotechnology, Sardona Therapeutics, Rakovina Therapeutics, QUE Oncology, and Mirati Therapeutics. Previously, Dr. Cherrington served as President and Chief Executive Officer at various oncology companies, including Arch Oncology, Revitope Oncology, Zenith Epigenetics, and Pathway Therapeutics. In addition, she served as President and Executive Vice President of R&D at Phenomix Corporation, a diabetes and antiviral company. Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco.

Dr. Cherrington will be entitled to receive cash and equity compensation for her service on our Board and committees thereof in the standard amounts previously approved by our Board. She will receive a pro rata portion of an annual cash retainer for serving on the Board ($40,000) and a pro rata portion of an annual cash retainer for serving as a member of the Audit Committee ($7,500). Retainers are paid on a quarterly basis in the first week of the following quarter.

On August 20, 2021, the Board, upon recommendation of the Compensation Committee, approved a grant of a time-based stock option to Dr. Cherrington covering a total of 65,700 shares of common stock, which shall vest in three equal annual installments over three years, and shall have a per share exercise price equal to the closing price of the shares on the date of grant.

Dr. Cherrington also entered into our standard form of indemnification agreement, the form of which is filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-35285), filed with the U.S. Securities and Exchange Commission on February 20, 2018.

There are no arrangements or understandings between Dr. Cherrington and any other persons, pursuant to which she was appointed as a member of our Board. There are no family relationships between Dr. Cherrington and any of our directors or executive officers. Dr. Cherrington is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

On August 23, 2021, the Company issued a press release announcing the appointment of Dr. Cherrington as a director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: August 23, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer